Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement (Nos. 333-170792 and 333-160981) on Form S-8 of Virtusa Corporation of our report dated June 29, 2011, with respect to the balance sheet of ALaS Consulting LLC as of December 31, 2010, and the related statement of income, statement of changes in members’ equity and cash flows for the period ended December 31, 2010, which report appears in the Form 8-K/A of Virtusa Corporation dated September 15, 2011.

/s/ O’Connor, Davies, Munns & Dobbins, LLP

September 15, 2011